ARTHUR ANDERSEN LLP




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                            AUDITORS' REPORT
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To International Comfort Products Corporation:


We have audited, in accordance with auditing standards generally accepted in Canada, the 1998 and 1997 consolidated financial statements of International Comfort Products Corporation and its subsidiaries and have issued our report thereon dated February 12, 1999 included on page 30 of this Form 10-K. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The financial statement schedules listed in the index under item 14 are the responsibility of the Company's management and are presented for the purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules for 1998 and 1997 have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



  /s/  Arthur Andersen LLP

February 12, 1999
Mississauga, Canada

PricewaterhouseCoopers
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                                              [ PricewaterhouseCoopers LLP
                                              [ 145 King Street West
                                              [ Toronto, Ontario
                                              [ Canada M5H 1V8
                                              [ Telephone +1 (416) 869-1130
                                              [ Facsimile +1 (416) 863-0926
                                              [ Direct fax:  (416) 941-8446





            REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS TO
           THE DIRECTORS OF INTER-CITY PRODUCTS CORPORATION


Our report on the consolidated statements of income and deficit and cash flows of Inter-City Products Corporation for the year ended December 31, 1996 is included on page 31 of this Form 10-K. In connection with the audit of such financial statements, we have also audited the related financial statement schedules as listed in the index on page 69 of this Form 10-K.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included herein.


  /s/ PricewaterhouseCoopers LLP


Chartered Accountants
Toronto, Ontario

February 11, 1997

             INTERNATIONAL COMFORT PRODUCTS CORPORATION
            Schedule I - Condensed Financial Information
          Non-Consolidated Statements of Income and Deficit
       For the Years Ended December 31, 1998, 1997 and 1996
                  (In Millions of U.S. Dollars)
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
                                               1998      1997      1996
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
Revenue
  Administrative fees charged to
    subsidiaries                            $   2.3     $   2.4   $   2.8
Operating Expenses                              2.1         2.6       3.1
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Operating Profit (Loss)                          .2         (.2)      (.3)
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Financial Items
  Other interest income                          .1          .1        .6
  Gain on foreign exchange                      1.0          .5        -
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                                                1.1          .6        .6
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Income Before Income Taxes                      1.3          .4        .3
Income Taxes                                     .5          -         -
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Income Before Equity Share of
  Net Income From Subsidiaries                   .8          .4        .3
Equity Share of Net Income
  From Subsidiaries                            34.4        21.6      11.3
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Income From Continuing Operations              35.2        22.0      11.6
Discontinued Operations                          -           -       (3.1)
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Net Income                                     35.2        22.0       8.5
Deficit - Beginning of the Year              (116.4)     (138.4)   (146.9)
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Deficit - End of the Year                   $ (81.2)    $(116.4)  $(138.4)
=========================================================================







                         see accompanying notes

             INTERNATIONAL COMFORT PRODUCTS CORPORATION
            Schedule I - Condensed Financial Information
                   Non-Consolidated Balance Sheets
                  As at December 31, 1998 and 1997
                   (In Millions of U.S. Dollars)
------------------------------------------------------------------------

                                                 1998         1997
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
ASSETS
Current Assets
  Cash                                          $  1.5         $  2.9
  Accounts receivable and other                     .5             .5
  Accounts receivable - subsidiary companies       9.8           11.1
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                                                  11.8           14.5
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Investments
  Shares of subsidiary companies at equity        46.3           10.3
  Advances to subsidiary companies                39.4           27.1
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                                                  85.7           37.4
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Fixed Assets, net                                   .1             .2
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                                                $ 97.6         $ 52.1
========================================================================

LIABILITIES
  Accounts payable and accrued liabilities      $  1.3         $   .6
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SHAREHOLDERS' EQUITY
  Ordinary Shares                                182.3          171.2
  Deficit                                        (81.2)        (116.4)
  Foreign Currency Translation Adjustment         (4.8)          (3.3)
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                                                  96.3           51.5
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                                                $ 97.6         $ 52.1
========================================================================





                    see accompanying notes

             INTERNATIONAL COMFORT PRODUCTS CORPORATION
            Schedule I - Condensed Financial Information
              Non-Consolidated Statements of Cash Flows
        For the Years Ended December 31, 1998, 1997 and 1996
                 (In Millions of U.S. Dollars)
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
Cash provided by (used in):                      1998        1997        1996
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
Operating activities
  Income before equity share of
    net income from subsidiaries                $  .8       $  .4       $  .3
  Items not involving current cash flows
    Gain on foreign exchange and other           (1.0)        (.6)         -
  Changes in operating working capital
    Accounts receivable and other                  -           .1         5.3
    Accounts receivable - subsidiary companies    1.3         (.8)       (7.8)
    Accounts payable and accrued liabilities       .7        (1.4)       (4.0)
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                                                  1.8        (2.3)       (6.2)
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Investing activities
  Investment in and advances to subsidiaries       -          (.3)        (.4)
  Proceeds on sale of fixed assets                 -           -           .2
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                                                   -          (.3)        (.2)
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Financing activities
  Ordinary shares issued                          1.2         2.0          .5
  Ordinary shares repurchased                    (4.4)         -           -
  Funds from Trustee for 1990
    Plan of Arrangement                            -           -          2.2
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                                                 (3.2)        2.0         2.7
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Decrease in Cash                                 (1.4)        (.6)       (3.7)
Cash - Beginning of the year                      2.9         3.5         7.2
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Cash - End of the year                          $ 1.5       $ 2.9       $ 3.5
=============================================================================

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
During 1998, a wholly-owned subsidiary of the Company acquired substantially all of the assets and assumed certain liabilities of Watsco Components, Inc. and P.E./Del Mar, Inc. for consideration of 1,488,162 ordinary shares of the Company valued at $14.3.


                       see accompanying notes

             INTERNATIONAL COMFORT PRODUCTS CORPORATION
            Schedule I - Condensed Financial Information
           Notes to Non-Consolidated Financial Statements
        For the Years Ended December 31, 1998, 1997 and 1996
                   (In Millions of U.S. Dollars)
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1.   BASIS OF PRESENTATION

     These financial statements have been prepared for management purposes. They have been prepared in accordance with generally accepted accounting principles except that the accounts of subsidiary companies have not been consolidated herein. Investments in shares of subsidiary companies have been accounted for using the equity method.
     Consolidated financial statements of the Company for the year ended December 31, 1998 have been issued to the shareholders.

2.   SUBSIDIARY GUARANTEES

     The Company has provided guarantees with respect to short-term borrowings of International Comfort Products Corporation (Canada) and long-term borrowings of $150.0 million 8.625% senior unsecured notes issued by International Comfort Products Holdings, Inc. in May 1998.